Registration No. 33-50406


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         POST-EFFECTIVE AMENDMENT No. 1
                                       to
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      DATA TRANSMISSION NETWORK CORPORATION
             (Exact name of registrant as specified in its charter)


       Delaware                                                  47-0669375
(State or jurisdiction of                                     (I.R.S. Employer
incorporation or organization)                               Identification No.)
                         9110 West Dodge Road, Suite 200
                              Omaha, Nebraska 68114
          (Address, including zip code, of principal executive offices)

         Data Transmission Network Corporation Stock Option Plan of 1989
                            (Full title of the plan)

Brian L. Larson, Vice President, Chief Financial Officer,Secretary and Treasurer
                         9110 West Dodge Road, Suite 200
                              Omaha, Nebraska 68114
                                 (402) 390-2328
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)



                                   ----------



                         CALCULATION OF REGISTRATION FEE
================================================================================
  Title of                      Proposed            Proposed         Amount of
securities to  Amount to be  maximum offering    maximum aggregate  registration
be registered  registered(1) price per share(1)  offering price         fee
================================================================================
Common stock,
$.001 par       1,050,000     $   4.1666(2)      $ 4,375,000(2)    $1,367.19(3)
value (SOP)       shares
================================================================================

(1) The number of shares registered hereunder shall include any additional shares made available under the plan because of adjustment in the shares on account of stock splits or stock dividends hereafter effected by the Registrant.

(2) Estimated pursuant to Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price was based upon the average of the high and low prices of Data Transmission Network Corporation Common Stock as reported on the National Association of Securities Dealers Automated Quotations system at the time of the initial registration, adjusted to reflect the increased number of shares and proportionate reduction in offering price per share by reason of the three-for-one stock split previously effected by the Registrant.

(3)  Previously paid by the Registrant.


     This Post-Effective Amendment No. 1 to Form S-8 consists of 17 pages.
                        The Exhibit Index is on page 7.

This Post-Effective Amendment No. 1 to Form S-8 (Registration No. 33-50406) is filed in order to reflect the increased number of shares registered hereunder by reason of an adjustment made in the shares available under the plan on account of a three-for-one forward stock split paid on June 28, 1996 (the "Stock Split") and certain other matters.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE
         ---------------------------------------

         Data Transmission Network Corporation (the "Registrant") hereby incorporates by reference in this registration statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 1996.

         (b) The Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1997.

         (c) The Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1997.

         (d)      The Registrant's Current Report on Form 8-K filed on
                  August 29, 1997.

         (e) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A/A (File No. 0-15405) filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and be a part hereof from the date of the filing of such documents.

         This registration statement, including all documents incorporated herein by reference, contains forward-looking statements. Additional written or oral forward-looking statements may be made by the Registrant from time to time in filings with the Commission or otherwise. The words "believe," "expect," "anticipate" and "project" and similar expressions identify forward-looking statements, which speak only as of the date the statement is made. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may include, but not be limited to, projections of revenues, income or loss, capital expenditures, acquisitions, plans for future operations, financing needs or plans, the impact of inflation and plans relating to products or services of the Registrant, as well as assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by or underlying the forward-looking statements. Statements in this registration statement and in the Registrant's periodic reports filed with the Commission which are incorporated by reference herein, describe factors, among others, that could contribute to or cause such differences.

ITEM 4.  DESCRIPTION OF SECURITIES
         -------------------------

         The class of securities offered by the Registrant pursuant to this registration statement is registered under Section 12 of the Securities Exchange Act of 1934.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
         --------------------------------------

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
         -----------------------------------------

         The Certificate of Incorporation of the Registrant, as permitted by the laws of the State of Delaware, provides for the limitation of liability of directors with respect to monetary damages for breach of fiduciary duty. However, such certificate does not limit the liability of a director for breaching his duty of loyalty to the Registrant or its shareholders, for acts or omissions not in good faith, for engaging in intentional misconduct, under
Section 174 of the General Corporation Law of the State of Delaware pertaining to unlawful payment of dividends or unlawful stock purchase or redemption, or for any transaction from which the director derived an improper benefit.

         Section 145 of the General Corporation Law of the State of Delaware permits indemnification of directors, officers, employees and agents of corporations under certain conditions and subject to certain limitations. The bylaws of the Registrant provide that the officers and directors of the Registrant shall be indemnified by the Registrant to the fullest extent permitted by the laws of Delaware, as amended from time to time.

         The Registrant presently maintains insurance to protect itself and its directors and officers against certain liabilities, costs, and expenses arising out of claims or suits against such directors and officers resulting from their service in such capacity.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
         -----------------------------------

         Not applicable.





                [Remainder of this page intentionally left blank]

ITEM 8.  EXHIBITS
         --------

         The exhibits filed as a part of this registration statement are:

                  Exhibit
                    No.
                  -------
         (1)      4.1    Certificate of Incorporation of Data Transmission
                         Network Corporation.

         (1)      4.2    Bylaws of Data Transmission Network Corporation.

                  4.3    Amended  and   Restated   Data   Transmission   Network
                         Corporation  Stock Option Plan of 1989,  as restated to
                         incorporate  changes  through the Fifth  Amendment  and
                         give effect to the Stock Split.

         *        5.1    Opinion  of  Abrahams,   Kaslow  &  Cassman  regarding
                         legality  of  Common  Stock  being registered.

         *        23.1   Consent of Deloitte & Touche LLP.

         *        23.2   Consent of Abrahams, Kaslow & Cassman (included in
                         Exhibit 5.1).

                  23.3   Consent of KPMG Peat Marwick LLP.

                  24.1   Power of Attorney (included on signature page).
--------------------------

         *Previously filed.

         (1) Exhibits 4.1 and 4.2 hereto were previously filed as exhibits to the Registration Statement of Data Transmission Network Corporation on Form S-1 as filed December 4, 1987, and are incorporated herein by this reference.

ITEM 9.  UNDERTAKINGS
         ------------

         (a)      Rule 415 offering.  The undersigned registrant hereby
                  -----------------   undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                         (ii) to reflect in the  prospectus  any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                         (iii) to include any material  information with respect
                  to the plan of  distribution  not previously  disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Filing incorporating subsequent Exchange Act documents by reference. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Filing of registration statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska on October 13, 1997.


                                           DATA TRANSMISSION NETWORK CORPORATION



                                              By:  /s/ Roger R. Brodersen
                                                   -----------------------------
                                                   Roger R. Brodersen
                                                   Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger R. Brodersen and Greg T. Sloma, and each of them individually, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities (including, if applicable, his capacity as a director and/or officer of Data Transmission Network Corporation), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement and Power of Attorney have been signed below by the following persons in the capacities and on the dates indicated.

        Signature                       Title                         Date
        ---------                       -----                         ----

/s/ Roger R. Brodersen           Chairman of the Board,         October 13, 1977
-----------------------------
ROGER R. BRODERSEN               Chief Executive Officer
                                 and a Director


/s/ Greg T. Sloma                Chief Operating Officer,       October 13, 1997
-----------------------------
GREG T. SLOMA                    President and a Director



/s/ Roger W. Wallace             Senior Vice President and      October 13, 1997
-----------------------------
ROGER W. WALLACE                 a Director



/s/ Robert S. Herman             Senior Vice President and      October 13, 1997
-----------------------------
ROBERT S. HERMAN                 a Director



/s/ Brian L. Larson              Vice President, Chief          October 13, 1997
-----------------------------
BRIAN L. LARSON                  Financial Officer, Secretary
                                 and Treasurer (Principal
                                 Financial and Accounting
                                 Officer)

/s/ Jay E. Ricks                 Director                       October 13, 1997
-----------------------------
JAY E. RICKS



/s/ David K. Karnes              Director                       October 13, 1997
-----------------------------
DAVID K. KARNES



/s/ J. Michael Parks             Director                       October 13, 1997
-----------------------------
J. MICHAEL PARKS


                                  EXHIBIT INDEX


                                                                    Page Number
                                                                   In Sequential
         Exhibit                                                       Numbering
           No.                                                          System
         -------                                                   -------------

   (1)   4.1    Certificate of Incorporation of
                Data Transmission Network Corporation.

   (1)   4.2    Bylaws of Data Transmission Network Corporation.

         4.3    Amended and Restated Data Transmission Network            8
                Corporation Stock Option Plan of 1989, as
                restated to incorporate changes through the
                Fifth Amendment and give effect to the Stock Split.

   *     5.1    Opinion of Abrahams,  Kaslow & Cassman regarding
                legality of Common Stock being registered.

  *     23.1   Consent of Deloitte & Touche LLP.

   *    23.2   Consent of Abrahams, Kaslow & Cassman
               (included in Exhibit 5.1).

        23.3   Consent of KPMG Peat Marwick LLP.                        17

        24.1   Power of Attorney (included on
               signature page).
         -------------------------

         *Previously filed.

         (1) Exhibits 4.1 and 4.2 hereto were previously filed as exhibits to the Registration Statement of Data Transmission Network Corporation on Form S-1 as filed December 4, 1987, and are incorporated herein by this reference.

                                                                     Exhibit 4.3

                   [Restated to incorporate changes from first second, third, fourth and fifth amendments and 3:1 stock split]


                      DATA TRANSMISSION NETWORK CORPORATION
                            STOCK OPTION PLAN OF 1989
                            -------------------------

                          ARTICLE I. GENERAL PROVISIONS
                          -----------------------------

              Section 1. Purpose. The Data Transmission Network Corporation Stock Option Plan of 1989 ("Plan") is designed to promote the interests of the Company and its stockholders by encouraging full-time employees of the Company and any Subsidiary to invest in Shares, thereby giving them as stockholders an increased personal interest in the success and progress of the Company and strengthening their desire to continue their employment.

              Section 2. Definitions. Except where the context otherwise indicates, the following definitions apply:
              "Board" means Board of Directors of the Company.
              "Committee" means the Compensation Committee of the Board, such Committee consisting of three or more members of the Board as may be appointed by the Board to administer this Plan or such other body (whether or not consisting of members of the Board) to whom the Committee may delegate its powers (or a part thereof) to administer this Plan.
              "Company" means Data Transmission Network Corporation, a Delaware corporation.
              "Effective Date" means February 15, 1989.
              "Eligible Participant" means any officer or other full-time employee (including a director who is a full-time employee) of the Company or a Subsidiary.
              "Fair Market Value" means, with respect to any given day, the closing "bid" price of the Company's Shares as reported by the NASDAQ System for such day, or if no quotation shall have been made for that day, for the next preceding day for which there was a quotation, if within seven days thereof, or otherwise as determined in good faith by the Committee.
              "Participant" means an Eligible Participant to whom a Stock Option has been granted.

               "Shares" means shares of $.001 par value common stock of the Company, and any shares of stock or other securities received as a result of a Share adjustment as set forth in Section 4 of this
               Article I.
               "Stock Option" or "Option" means a stock option granted pursuant to this Plan.
               "Subsidiary" means any corporation (or partnership, joint venture, or other enterprise) (i) of which the Company owns or controls, directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participant and voting power) or
               (ii) which the Company otherwise controls (by contract or any other means). "Control" means the power to direct or cause the direction of the management and policies of a corporation, partnership, joint venture, or other enterprise.
               "Termination of Employment" means the discontinuance of employment of a Participant for any reason.

              Section 3.  Administration.
              (a) This Plan shall be administered by the Committee. Any grant of an Option, or authorization of payment in respect of an Option (pursuant to Article II, Section 1(c)) involving a Participant who is an officer or director of the Company (as defined in Section 16(b) of the Securities Exchange Act of 1934 and Rule 3b-2 issued pursuant to such Act), will be determined and/or approved by a Committee consisting of "disinterested persons" within the meaning of Rule 16b-3 under such Act, or any law, rule, regulation or other provision that may hereafter replace Rule 16b-3.
              (b) The Committee shall have the exclusive right to interpret this Plan and to select (subject to paragraph (a) above) the persons who are to receive Stock Options under this Plan, including, without limitation, the determination of the number of Shares to be subject to and the form, terms, conditions and duration of each Stock Option and the amendment thereof, consistent with the provisions of this Plan. All acts and decisions of the Committee with respect to any questions arising in connection with the administration and interpretation of this Plan, including the severability of any and all of the provisions hereof, shall be conclusive, final and binding upon all Participants.
              (c) The Committee may adopt and amend, from time to time, rules and regulations of general application for the administration of this Plan, including terms and conditions related to the receipt and exercise of Options. Such rules and regulations may include, at the Committee's discretion, the provision by the Company of loans for the purpose of financing the exercise of Options, and the amount of taxes payable in connection therewith.
              (d) Without limiting the foregoing Sections 3(a), (b) and (c) of this Article I (and notwithstanding any other provisions of this Plan), the Committee is authorized to take such action as it reasonably determines to be necessary or advisable, and fair and equitable to Participants, with respect to Options in the event of a merger of the Company with, consolidation of the Company into, or the acquisition of the Company by another corporation, a sale or transfer of all or substantially all of the assets of the Company to another corporation or any other person or entity, a tender or exchange offer for Shares made by any corporation, person or entity (other than the Company), or other reorganization in which the Company will not survive as an independent, publicly owned corporation. The Committee may take such actions pursuant to this Section 3(d) by adopting rules and regulations of general applicability to all Participants. The Committee may take such actions as part of the grants or before or after the public announcement of any such merger, consolidation, acquisition, sale or transfer of assets, tender or exchange offer or other reorganization.

              Section 4. Share Adjustments. In the event that at any time or from time to time a stock dividend, stock split, recapitalization, merger, consolidation, or other change in capitalization, or a sale by the Company of all or part of its assets, or any distribution to stockholders other than a cash dividend results in (a) the outstanding Shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares of stock or other securities of the company, or for shares of stock or other securities of any other corporation, or (b) new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding Shares, then:
              (i) the limitation of 2,800,000 Shares set forth in Section l(a) of Article II of this Plan;
              (ii) the number and class of Shares that may be subject to Stock Options and which have not been issued or transferred under Stock Options; and
              (iii) the purchase price to be paid per Share under unexercised Stock Options; shall in each case be equitably adjusted as determined by the Committee in its sole discretion.

                                ARTICLE II. PLAN
                                ----------------

              Section 1. Option Shares.
              (a) The total number of Shares for which Options may be granted under this Plan shall not exceed 2,800,000 Shares, subject to: (A) the adjustments provided for in Section 4 of Article I of this Plan and (B) the provisions of Section l(b) of this Article II. Such Shares may be authorized but unissued Shares, or treasury Shares, or both.
              (b) In the event that any unexercised Stock Option granted hereunder lapses or ceases to be exercisable for any reason other than a surrender of the option pursuant to Section I(c) of this Article II, the Shares subject to such Option shall again be available for Option grants under this Plan without again being charged against the limitation  of  2,800,000  Shares  set  forth in  Section  l(a) of this
         Article II. Any  amendment of any Option by the  Committee  pursuant to
         Section 3 of Article I of this Plan shall not be considered the grant of a new Option.
              (c) In the event of Termination of Employment for death, disability, hardship or unusual circumstances as determined by the Committee, the Committee may, with the consent of the Participant or his or her legal representative, authorize payment, in cash or in Shares, or partly in cash and partly in Shares, as the Committee may direct, of an amount equal to the difference at the time between the Fair Market Value of the Shares subject to an Option and the Option exercise price in consideration of the surrender of the Option. In such an event the Shares subject to the

          Option so surrendered shall be charged against the limitations set forth in Section 1(a) of this Article II.

              Section 2. Incidents of Options.
              (a) Each Stock Option shall be granted subject to such terms and conditions, if any, not inconsistent with this Plan, as shall be determined by the Committee, including any provisions as to continued employment as consideration for the grant or exercise of such Option and any provisions which may be advisable to comply with applicable laws, regulations or rulings of any governmental authority. Unless otherwise provided at the time of any Option grant and except as otherwise specifically provided in this Plan, Options shall only be exercisable by a Participant as follows:


                                                       Percentage of Total
                                                        Shares Per Option
                                                        Grant Exercisable
                                                       -------------------

         1.   On and after twelve (12) months
              from the Option grant date                      33-1/3%

         2.   On and after twenty-four (24)
              months from the Option grant date               66-2/3%

         3.   On and after thirty-six (36)
              months from the Option grant date               100%


         If the application of the foregoing vesting schedule would result in a fractional Share being issuable upon the exercise of an Option, the number of Shares vested shall be rounded up to the next full Share, but not to exceed in the aggregate the original grant total.
         Notwithstanding the foregoing, in the event of a disposition of the majority of the common stock of the Company, or all or a substantial part of its assets, in one or a series of transactions involving merger, consolidation, recapitalization, liquidation or dissolution, conveyance, sale, transfer, assignment, or other method of disposition, the Options shall then be immediately exercisable by a Participant.
              (b) A Stock Option shall not be  transferable  by the  Participant otherwise than by will or by the laws of descent and distribution or pursuant to a "qualified domestic relations order" (as defined by Title I of the Employee Retirement Income Security Act), and shall be exercisable during the lifetime of the Participant only by him or her or by his or her guardian or legal representative.

              Section 3. Conditions of Options. Options may be granted to Eligible Participants at such time or times determined by the Committee, subject to the following terms and conditions: (a) The Option exercise price per Share shall be established by the Grant but shall not be less than 100% of the Fair Market Value at the time of the grant.
              (b) The Option may be exercised in full or in part from time to time prior to Termination of Employment and within ten (10) years from the date of the grant, or such shorter period as may be specified by the Committee in the grant, provided that Options exercisable as of the date of Termination of Employment shall remain exercisable for a period of up to six (6) months following Termination of Employment (but up to twelve (12) months if Employment shall have terminated as a result of death or total and permanent disability as determined by the Committee); provided, further, that no such period following Termination of Employment shall extend the original exercise period of the Option.
              (c) In the event of Termination of Employment due to death or total and permanent disability (as determined by the Committee), all Options granted more than twelve (12) months prior to such event shall, notwithstanding Section 2 of this Article II, become immediately exercisable.
              (d) The Option grant may include any other terms and conditions not inconsistent with this Plan as determined by the Committee.
              (e) Notwithstanding any contrary provision contained in this Plan, with respect to a Participant who is or becomes an officer or director of the Company, neither the Option nor the Shares issued to the Participant upon the exercise of such Option may be sold or transferred until at least six (6) months elapse from the date of the grant of the Option.

                             ARTICLE III. AMENDMENTS
                             -----------------------

              Section 1. Amendment or Termination of Plan. The Board, the Committee or any other duly authorized committee of the Board may from time to time amend this Plan, or discontinue this Plan or any provision thereof, provided that no amendments to or modifications of this Plan shall, without the prior approval of the shareholders normally entitled to vote for the election of directors of the Company:
              (a) change the number of Shares for which Stock Options may be granted, or the percentage thereof which may be made subject to Options granted to any one Eligible Participant, as set forth in Section l(a) of Article II of this Plan; (b) make any member of the Committee eligible for the grant of a Stock Option;
               (c) limit or restrict the powers of the Committee with respect to the administration of this Plan except as may be required by any law, regulation or governmental order;
              (d) materially increase the benefits accruing to Participants under this Plan; (e) materially modify the requirements as to eligibility for participation under this
         Plan; or
              (f) change any of the provisions of this Article III.
              Section 2. Effect on Options. No amendment or discontinuance of this Plan or any provision thereof shall, without the written consent of the Participant, adversely affect any Stock Option theretofore granted to such Participant under this Plan.

                            ARTICLE IV. MISCELLANEOUS
                            -------------------------

              Section 1. Transfer. No Stock Option shall be transferable except as provided for herein in the case of death. If any Participant makes such a transfer in violation hereof, any obligation of the Company with respect to such Option shall forthwith terminate.

              Section 2. Continued Employment. Nothing in this Plan or any booklet or other document describing or referring to this Plan shall be deemed to confer on any employee or Participant the right to continue in the employ of his or her employer or affect the right of his or her employer to terminate the employment of any such person with or without cause.
              Section 3. Segregated Fund. Nothing contained herein shall require the Company to segregate any monies from its general funds, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, nor require the company to segregate any treasury Shares.
              Section 4. Governing Law. This Plan and all actions taken hereunder shall be governed by the laws of the State of Delaware.
              Section 5. Withholding. The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Stock Option or the exercise thereof.
              Section 6. Other Plans. This Plan is not intended to and shall not preclude the establishment or operation by the Company or any Subsidiary of any thrift, savings and investment, achievement award, stock purchase, incentive, employee recognition or other benefit plan or arrangement for any employees and any such other plan may be authorized and payments made thereunder independently of this Plan.
              Section 7. No Right to Options. No employee shall have any claim or right to be granted an Option under the Plan.
              Section 8. Misconduct. If the Committee determines that any employee has (a) used for profit or disclosed to unauthorized persons confidential information or trade secrets of the Company or (b) breached any contract with or violated any fiduciary obligation to the Company, such employee shall forfeit all rights hereunder to the receipt or exercise of any Option.

              Section 9. Construction. The Plan is intended to be construed so that participation in the Plan by any officer or director of the Company will be exempt from Section 16(b) of the Securities Exchange Act of 1934 pursuant to regulations and interpretations issued from time to time by the Securities and Exchange Commission

                                                                    EXHIBIT 23.3


                              ACCOUNTANTS' CONSENT



The Board of Directors
Data Transmission Network Corporation:

We consent to the incorporation by reference in the registration statement (No. 33-50406) on Form S-8 of Data Transmission Network Corporation of our report dated October 6, 1995, with respect to the balance sheets of Broadcast Partners as of August 31, 1995 and 1994, and the related statements of operations, partners' equity, and cash flows for each of the years in the three-year period ended August 31, 1995, which report is incorporated by reference in the Form 8-K/A of Data Transmission Network Corporation dated June 20, 1996.



                                          KPMG Peat Marwick LLP

Des Moines, Iowa
October 9, 1997
                                       17